Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Interim Chief Executive Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Announces Management Changes

CEO Kevin Connors resigns as President, Chief Executive Officer and Board member

CFO Ron Santilli to Assume Role as Interim Chief Executive Officer

BRISBANE, California, August 18, 2016 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today announced the resignation of Kevin Connors as President, Chief Executive Officer and member of the Company’s Board of Directors, effective immediately. Ron Santilli, the Company’s Executive Vice President and Chief Financial Officer, has been named Interim Chief Executive Officer. The Company’s Board of Directors has formed a Transition Committee that will undertake a national search for a permanent President and Chief Executive Officer.

Ron Santilli commented, “I want to thank Kevin for the leadership he has provided and the significant contributions he has made during the past eighteen years since co-founding the Company, and wish him the best in his new endeavors. I am pleased with our recent performance of achieving double digit year-over-year revenue growth for the past eight quarters and significantly improving our financial performance.  We have the right people and the right strategic initiatives in place to execute our plans to increase market share and to continue realizing improved financial performance - and our balance sheet remains strong.  We reiterate the financial guidance that we provided to investors on our second quarter 2016 conference call on August 1, 2016 as it pertains to our expectations for the third quarter and the balance of the calendar year. As well, we remain fully committed to the new product roadmap and launch schedule that we have previously communicated.”

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning plans to introduce and commercialize new products, ability to increase revenue, reduce expenses, improve financial results, grow market share, realize benefits from additional investment, achieve financial guidance, expand market penetration, generate cash from operations, and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth, gross margins and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 1, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.